Exhibit 99.1

for immediate release

inTEST Reports Record $123.3 Million in Revenue and
Net Income of $9.3 Million for Full Year 2023

●	2023 revenue increased 6% year-over-year while net income grew 10%

●	Demonstrated strong operational cash flow: generated $4.7 million in cash from operations in the fourth quarter and a record $16.2 million for the year

●	Market diversification provided strength in sales for the year supported by growth in defense/aerospace, industrial, security and life sciences markets

●	Fourth quarter orders improved 2% over the prior quarter driven by defense/aerospace and industrial markets

●	Expects 2024 revenue to range from $145 million to $155 million including the acquisition of Alfamation

MT. LAUREL, NJ - March 27, 2024 -- inTEST Corporation (NYSE American: INTT), a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets which include automotive/EV, defense/aerospace, industrial, life sciences, security, and semiconductor (“semi”), today announced financial results for the fourth quarter and year ended December 31, 2023.

“The effective execution of our 5-Point Strategy continues to drive strong results as we delivered a second consecutive year of record revenue while also achieving net income of $9.3 million, the highest level in more than a decade,” commented Nick Grant, President and CEO. “inTEST’s strategy drives innovation, deeper penetration into target markets, geographic expansion and attracts top talent. In 2023, we made good progress at key accounts and strengthened channel relationships throughout the U.S., Europe, Latin America and the Asia Pacific region. We also announced a new Center of Excellence in Malaysia for applications engineering, product development and localized manufacturing that will support all divisions and better serve customers in Southeast Asia. This increasing diversification proved fundamental to the strength of our 2023 results as growing demand from industrial and defense/aerospace markets helped to offset the widely reported weakness in the semiconductor market. Our efforts are resulting in a larger, more diverse customer base positioning inTEST well for further growth.”

Mr. Grant added, “The recent acquisition of Alfamation, which we announced on March 12, 2024, is further proof of the progress we are making on our 5-Point Strategy. The acquisition adds significant test and automation capabilities, broadens geographic and key market presence while also providing measurable scale to the Electronic Test division. The team will continue to drive organic growth initiatives while pursuing highly complementary acquisitions such as Alfamation.”

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inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

Fourth Quarter 2023 Review (see revenue by market and by segments in accompanying tables)

	Three Months Ended
($ in 000s)			Change			Change
	12/31/2023	12/31/2022	$	%	9/30/2023	$	%
Revenue	$27,884	$32,405	$(4,521)	-14.0%	$30,941	$(3,057)	-9.9%
Gross profit	$12,449	$14,981	$(2,532)	-16.9%	$14,447	$(1,998)	-13.8%
Gross margin	44.6%	46.2%			46.7%
Operating expenses (incl. intangible amort.)	$11,340	$10,949	$391	3.6%	$11,979	$(639)	-5.3%
Operating income	$1,109	$4,032	$(2,923)	-72.5%	$2,468	$(1,359)	-55.1%
Operating margin	4.0%	12.4%			8.0%
Net earnings	$1,455	$3,244	$(1,789)	-55.1%	$2,277	$(822)	-36.1%
Net margin	5.2%	10.0%			7.4%
Earnings per diluted share (“EPS”)	$0.12	$0.30	$(0.18)	-60.0%	$0.19	$(0.07)	-36.8%
Adjusted net earnings (Non-GAAP) (1)	$1,910	$3,707	$(1,797)	-48.5%	$2,707	$(797)	-29.4%
Adjusted EPS (Non-GAAP) (1)	$0.16	$0.34	$(0.18)	-52.9%	$0.22	$(0.06)	-27.3%
Adjusted EBITDA (Non-GAAP) (1)	$2,418	$5,256	$(2,838)	-54.0%	$3,768	$(1,350)	-35.8%
Adjusted EBITDA margin (Non-GAAP) (1)	8.7%	16.2%			12.2%

(1) Adjusted net earnings, adjusted EPS, adjusted EBITDA, and adjusted EBITDA margin are non-GAAP financial measures. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

Compared with the prior-year period, fourth quarter revenue was down primarily due to $8.7 million in lower sales to the semi market. This was partially offset by a 171%, or $3.7 million, increase in sales to the industrial market, a 42%, or $1.2 million, increase in sales to the auto/EV market and an 11%, or
$0.2 million, increase in the defense/aerospace market. Sequentially, industrial revenue was up 141% and auto/EV sales were up 124%.

Gross margin was 44.6% in the fourth quarter, a 160-basis point contraction compared with the prior-year period primarily due to lower volume and product mix. Operating expenses increased primarily because of
$0.4 million of incremental corporate development expenses, which were somewhat offset by lower selling costs and expense management.

With the benefit of other income in the quarter of $0.6 million, net earnings were $1.5 million, or $0.12 per diluted share.

2023 Summary

Full year revenue was a record $123.3 million, up 6%, or $6.5 million, over the prior year. Growth was driven primarily by $5.5 million higher sales to the defense/aerospace market, as well as a $4.3 million increase in sales to the industrial market.

Gross profit for the year increased 7% to $57.0 million reflecting the impact of higher volume, favorable mix as well as ongoing cost and pricing actions. Gross margin expanded 50 basis points to 46.2%. Operating income was down 3% to $10.4 million and net earnings increased 10% to $9.3 million. Adjusted EBITDA (Non-GAAP) was down 1% to $15.8 million.

Net earnings benefitted from higher cash balances and interest rates resulting in other income of
$1.3 million. On a per diluted share basis, net earnings were up 1% to $0.79 compared with $0.78 in the prior year. Adjusted earnings per diluted share (Non-GAAP) were $0.94 compared with $0.99 in 2022.

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inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

Significant Financial Flexibility with Strong Cash Flow and a Solid Balance Sheet

The Company generated $4.7 million in cash from operations in the fourth quarter and $16.2 million in 2023. Capital expenditures in the fourth quarter were $0.3 million, unchanged from the prior-year period and were $1.3 million in 2023, down from $1.4 million in 2022.

Cash and cash equivalents at December 31, 2023 were $45.3 million, an increase of $31.8 million from the end of 2022, which included $19.2 million in net proceeds from the Company’s at-the-market equity offering program that was initiated and completed in second quarter 2023. The Company paid down $1.0 million in debt in the fourth quarter and $4.1 million during the year. Total debt was $12.0 million at year end.

Fourth Quarter 2023 Orders and Backlog (see orders by market in accompanying tables)

	Three Months Ended
($ in 000s)			Change			Change
	12/31/2023	12/31/2022	$	%	9/30/2023	$	%
Orders	$27,523	$31,315	$(3,792)	-12.1%	$26,854	$669	2.5%
Backlog (at quarter end)	$40,130	$46,800	$(6,670)	-14.3%	$40,491	$(361)	-0.9%

Fourth quarter orders of $27.5 million were down 12% versus the prior-year period but up 2% sequentially. Defense/aerospace orders were very strong year-over-year, up 53% to $5.2 million, and were strong as well sequentially, increasing 70%. Higher demand drove fourth quarter industrial orders up 30%, or
$0.8 million, compared with last year’s fourth quarter. Sequentially, industrial orders more than doubled to $3.4 million. Semi front-end orders were resilient in the fourth quarter, primarily supporting epitaxy applications. Back-end orders declined further year-over-year and sequentially but began to show stabilization. Combined semi orders, while down 10% year-over-year, improved sequentially by 3% to
$13.3 million.

Backlog at December 31, 2023, was $40.1 million, down 14% versus the prior year on lower demand from the semi market as well as customers returning to shorter lead times as global supply chain challenges have dissipated. Approximately 45% of backlog is expected to ship beyond the first quarter of 2024.

Orders and backlog are key performance metrics that management uses to analyze and measure the Company’s financial performance and results of operations. Please see “Key Performance Indicators” for a further explanation of the use and how these metrics are calculated.

First Quarter and Full Year 2024 Guidance

First quarter guidance now includes just over two weeks of financial results from the Alfamation acquisition. Revenue for the first quarter of 2024 is expected to be approximately $29 million with gross margin of approximately 45% to 46%. First quarter 2024 operating expenses, including amortization, corporate development expenses and additional professional fees, are now expected to be approximately $13 million. Intangible asset amortization is estimated to be approximately $0.6 million pre-tax, or approximately $0.5 million after tax, or $0.04 per share. The effective tax rate is expected to be approximately 16% to 17% and weighted average shares are expected to be about 12.2 million in the first quarter.

1Adjusted earnings per diluted share is a non-GAAP financial measure. Further information can be found under “Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

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inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

First quarter 2024 estimated EPS is now expected to be approximately $0.06, while first quarter estimated adjusted EPS (Non-GAAP) is now expected to be approximately $0.10.

The Company’s guidance for 2024 is as follows:

(as of March 27, 2024)	2024 Guidance
Revenue	$145 million to $155 million
Gross margin	45% to 46%
Operating expenses	$57 million to $59 million
Intangible asset amort expense	Approximately $4.0 million
Intangible asset amort exp. after tax	Approximately $3.5 million
Effective tax rate	18% to 20%
Capital expenditures	1% to 2% of sales

The foregoing guidance is based on management’s current views with respect to operating and market conditions and customers’ forecasts. It also assumes macroeconomic conditions remain unchanged through the end of the year and does not consider any extraordinary non-operating expenses that may occur from time to time. Actual results may differ materially from what is provided here today because of, among other things, the factors described under “Forward-Looking Statements” below. Further information about non-GAAP measures can be found under “Non-GAAP Financial Measures” and the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

Conference Call and Webcast

The Company will host a conference call and webcast tomorrow, March 28, 2024 at 8:30 a.m. ET. During the conference call, management will review the financial and operating results and discuss inTEST’s corporate strategy and outlook. A question-and-answer session will follow. To listen to the live call, dial (201) 689-8263. In addition, the webcast and slide presentation may be found at www.intest.com/investor-relations.

A telephonic replay will be available from 11:30 a.m. ET on the day of the call through Thursday, April 4, 2024. To listen to the archived call, dial (412) 317-6671 and enter replay pin number 13745436. The webcast replay can be accessed via the investor relations section of www.intest.com, where a transcript will also be posted once available.

About inTEST Corporation

inTEST Corporation is a global supplier of innovative test and process technology solutions for use in manufacturing and testing in key target markets including automotive/EV, defense/aerospace, industrial, life sciences, and security, as well as both the front-end and back-end of the semiconductor manufacturing industry. Backed by decades of engineering expertise and a culture of operational excellence, inTEST solves difficult thermal, mechanical, and electronic challenges for customers worldwide while generating strong cash flow and profits. inTEST’s strategy leverages these strengths to grow organically and with acquisitions through the addition of innovative technologies, deeper and broader geographic reach, and market expansion. For more information, visit www.intest.com.

2 First quarter 2024 estimated adjusted EPS is a forward-looking non-GAAP financial measure.  Further information can be found under “Forward-looking Non-GAAP Financial Measures.” See also the reconciliations of GAAP financial measures to non-GAAP financial measures that accompany this press release.

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inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

Non-GAAP Financial Measures and Forward-Looking Non-GAAP Financial Measures

In addition to disclosing results that are determined in accordance with generally accepted accounting practices in the United States (“GAAP”), we also disclose non-GAAP financial measures. These non-GAAP financial measures consist of adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin.

Definition of Non-GAAP Measures

The Company defines these non-GAAP measures as follows:

─	Adjusted net earnings is derived by adding acquired intangible amortization, adjusted for the related income tax expense (benefit), to net earnings.

─	Adjusted earnings per diluted share (adjusted EPS) is derived by dividing adjusted net earnings by diluted weighted average shares outstanding.

─	Adjusted EBITDA is derived by adding acquired intangible amortization, net interest expense, income tax expense, depreciation, and stock-based compensation expense to net earnings.

─	Adjusted EBITDA margin is derived by dividing adjusted EBITDA by revenue.

These results are provided as a complement to the results provided in accordance with GAAP. Adjusted net earnings and adjusted earnings per diluted share (adjusted EPS) are non-GAAP financial measures presented to provide investors with meaningful, supplemental information regarding our baseline performance before acquired intangible amortization charges as management believes this expense may not be indicative of our underlying operating performance. Adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures presented primarily as a measure of liquidity as they exclude non-cash charges for acquired intangible amortization, depreciation and stock-based compensation. In addition, adjusted EBITDA and adjusted EBITDA margin also exclude the impact of interest income or expense and income tax expense or benefit, as management believes these expenses may not be indicative of our underlying operating performance.

Management’s Use of Non-GAAP Measures

The non-GAAP financial measures presented in this press release are used by management to make operational decisions, to forecast future operational results, and for comparison with our business plan, historical operating results and the operating results of our peers. Reconciliations from net earnings and earnings per diluted share (EPS) to adjusted net earnings and adjusted earnings per diluted share (adjusted EPS) and from net earnings and net margin to adjusted EBITDA and adjusted EBITDA margin, are contained in the tables below.

Limitations of adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin

Each of our non-GAAP measures have limitations as analytical tools. They should not be viewed in isolation or as a substitute for GAAP measures of earnings or cash flows. Limitations may include the cash portion of interest expense, income tax (benefit) provision, charges related to intangible asset amortization and stock-based compensation expense. These items could significantly affect our financial results.

Management believes these Non-GAAP financial measures are important in evaluating our performance, results of operations, and financial position. We use non-GAAP financial measures to supplement our GAAP results to provide a more complete understanding of the factors and trends affecting our business.

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inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

Adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin are not alternatives to net earnings, earnings per diluted share or margin as calculated and presented in accordance with GAAP. As such, they should not be considered or relied upon as substitutes or alternatives for any such GAAP financial measure. We strongly urge you to review the reconciliations of adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin along with our financial statements included elsewhere in this press release. We also strongly urge you not to rely on any single financial measure to evaluate our business. In addition, because adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin are not measures of financial performance under GAAP and are susceptible to varying calculations, the adjusted net earnings, adjusted earnings per diluted share (adjusted EPS), adjusted EBITDA, and adjusted EBITDA margin measures as presented in this press release may differ from and may not be comparable to similarly titled measures used by other companies.

Forward-Looking Non-GAAP Financial Measures

This release includes certain forward-looking non-GAAP financial measures, including estimated adjusted earnings per diluted share (estimated adjusted EPS). We have provided these non-GAAP measures for future guidance for the same reasons that were outlined above for historical non-GAAP measures.

We have reconciled non-GAAP forward-looking estimated adjusted EPS to its most directly comparable GAAP measure. The reconciliation from estimated net earnings per diluted share (EPS) to estimated adjusted EPS is contained in the table below.

Key Performance Indicators

In addition to the foregoing non-GAAP measures, management uses orders and backlog as key performance metrics to analyze and measure the Company’s financial performance and results of operations. Management uses orders and backlog as measures of current and future business and financial performance, and these may not be comparable with measures provided by other companies. Orders represent written communications received from customers requesting the Company to provide products and/or services. Backlog is calculated based on firm purchase orders we receive for which revenue has not yet been recognized. Management believes tracking orders and backlog are useful as it often is a leading indicator of future performance. In accordance with industry practice, contracts may include provisions for cancellation, termination, or suspension at the discretion of the customer.

Given that each of orders and backlog are operational measures and that the Company's methodology for calculating orders and backlog does not meet the definition of a non-GAAP measure, as that term is defined by the U.S. Securities and Exchange Commission, a quantitative reconciliation for each is not required or provided.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements do not convey historical information but relate to predicted or potential future events and financial results, such as statements of the Company’s plans, strategies and intentions, or our future performance or goals, that are based upon management's current expectations. These forward-looking statements can often be identified by the use of forward-looking terminology such as “believe,” “could,” “expects,” “guidance,” “may,” “will,” “should,” “plan,” “potential,” “forecasts,” “targets,” “estimates,” or similar terminology. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Such risks and uncertainties include, but are not limited to, any mentioned in this press release as well as the Company’s ability to execute on its 5-Point Strategy, realize the potential benefits of acquisitions and successfully integrate any acquired operations, grow the Company’s presence in its key target and international markets, manage supply chain challenges, convert backlog to sales and to ship product in a timely manner; the success of the Company’s strategy to diversify its markets; the impact of inflation on the Company’s business and financial condition; indications of a change in the market cycles in the semi market or other markets served; changes in business conditions and general economic conditions both domestically and globally including rising interest rates and fluctuation in foreign currency exchange rates; changes in the demand for semiconductors; access to capital and the ability to borrow funds or raise capital to finance potential acquisitions or for working capital; changes in the rates and timing of capital expenditures by the Company’s customers; and other risk factors set forth from time to time in the Company’s Securities and Exchange Commission filings, including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2023. Any forward-looking statement made by the Company in this press release is based only on information currently available to management and speaks to circumstances only as of the date on which it is made. The Company undertakes no obligation to update the information in this press release to reflect events or circumstances after the date hereof or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

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inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

Contacts:

inTEST Corporation	Investors:
Duncan Gilmour	Deborah K. Pawlowski
Chief Financial Officer and Treasurer	Kei Advisors LLC
Tel: (856) 505-8999	dpawlowski@keiadvisors.com
Tel: (716) 843-3908

– FINANCIAL TABLES FOLLOW –

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inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

inTEST CORPORATION

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022

Revenue	$27,884	$32,405	$123,302	$116,828
Cost of revenue	15,435	17,424	66,324	63,388
Gross profit	12,449	14,981	56,978	53,440

Operating expenses:
Selling expense	4,194	4,405	17,605	15,903
Engineering and product development expense	1,929	1,880	7,618	7,529
General and administrative expense	5,217	4,664	21,316	19,287
Total operating expenses	11,340	10,949	46,539	42,719

Operating income	1,109	4,032	10,439	10,721
Interest expense	(153)	(178)	(679)	(635)
Other income	610	27	1,288	59

Earnings before income tax expense	1,566	3,881	11,048	10,145
Income tax expense	111	637	1,706	1,684

Net earnings	$1,455	$3,244	$9,342	$8,461

Earnings per common share – basic	$0.12	$0.30	$0.82	$0.79
Weighted average common shares outstanding – basic	11,962,679	10,725,662	11,461,399	10,673,017

Earnings per common share – diluted	$0.12	$0.30	$0.79	$0.78
Weighted average common shares and common share equivalents outstanding – diluted	12,122,099	10,928,220	11,779,912	10,862,538

inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

inTEST CORPORATION

Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31,
	2023	2022
ASSETS
Current assets:
Cash and cash equivalents	$45,260	$13,434
Restricted cash	-	1,142
Trade accounts receivable, net of allowance for credit losses of $474 and $496, respectively	18,175	21,215
Inventories	20,089	22,565
Prepaid expenses and other current assets	2,254	1,695
Total current assets	85,778	60,051
Property and equipment:
Machinery and equipment	7,118	6,625
Leasehold improvements	3,601	3,242
Gross property and equipment	10,719	9,867
Less: accumulated depreciation	(7,529)	(6,735)
Net property and equipment	3,190	3,132
Right-of-use assets, net	4,987	5,770
Goodwill	21,728	21,605
Intangible assets, net	16,596	18,559
Deferred tax assets	1,437	280
Restricted certificates of deposit	100	100
Other assets	1,013	569
Total assets	$134,829	$110,066

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of Term Note	$4,100	$4,100
Current portion of operating lease liabilities	1,923	1,645
Accounts payable	5,521	7,394
Accrued wages and benefits	4,156	3,907
Accrued professional fees	1,228	884
Customer deposits and deferred revenue	3,797	4,498
Accrued sales commission	1,055	1,468
Domestic and foreign income taxes payable	1,038	1,409
Other current liabilities	1,481	1,564
Total current liabilities	24,299	26,869
Operating lease liabilities, net of current portion	3,499	4,705
Term Note, net of current portion	7,942	12,042
Contingent consideration	1,093	1,039
Deferred revenue, net of current portion	1,331	-
Other liabilities	384	455
Total liabilities	38,548	45,110

Stockholders' equity:
Preferred stock, $0.01 par value; 5,000,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.01 par value; 20,000,000 shares authorized; 12,241,925 and 11,063,271 shares issued, respectively	122	111
Additional paid-in capital	54,450	31,987
Retained earnings	42,196	32,854
Accumulated other comprehensive earnings	414	218
Treasury stock, at cost; 75,758 and 34,308 shares, respectively	(901)	(214)
Total stockholders' equity	96,281	64,956
Total liabilities and stockholders' equity	$134,829	$110,066

inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

inTEST CORPORATION

Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Years Ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net earnings	$9,342	$8,461
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	4,683	4,734
Provision for excess and obsolete inventory	544	771
Foreign exchange (gain) loss	(9)	109
Amortization of deferred compensation related to stock-based awards	2,047	1,787
Discount on shares sold under Employee Stock Purchase Plan	31	36
Proceeds from sale of demonstration equipment, net of gain	167	68
Loss on disposal of property and equipment	11	-
Deferred income tax benefit	(1,157)	(1,659)
Adjustment to contingent consideration liability	(294)	-
Changes in assets and liabilities:
Trade accounts receivable	2,991	(4,886)
Inventories	2,027	(10,631)
Prepaid expenses and other current assets	(535)	(243)
Other assets	(686)	(2)
Operating lease liabilities	(1,712)	(1,363)
Accounts payable	(1,811)	2,875
Accrued wages and benefits	231	(118)
Accrued professional fees	339	(157)
Customer deposits and deferred revenue	(759)	(1,464)
Accrued sales commission	(421)	621
Domestic and foreign income taxes payable	(371)	(573)
Other current liabilities	231	184
Deferred revenue, net of current portion	1,331	-
Other liabilities	(17)	61
Net cash provided by (used in) operating activities	16,203	(1,389)

CASH FLOWS FROM INVESTING ACTIVITIES
Payment of contingent consideration related to Z-Sciences acquisition	-	(179)
Refund of final working capital adjustment related to Acculogic	-	371
Purchase of property and equipment	(1,291)	(1,365)
Purchase of short term investments	-	(3,494)
Sales of short term investments	-	3,494
Net cash used in investing activities	(1,291)	(1,173)

CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from public offering of common stock	19,244	-
Repayments of Term Note	(4,100)	(3,958)
Proceeds from stock options exercised	978	38
Proceeds from shares sold under Employee Stock Purchase Plan	174	197
Settlement of employee tax liabilities in connection with treasury stock transaction	(687)	(10)
Net cash provided by (used in) financing activities	15,609	(3,733)

Effects of exchange rates on cash	163	(324)
Net cash provided by (used in) all activities	30,684	(6,619)
Cash, cash equivalents and restricted cash at beginning of period	14,576	21,195
Cash, cash equivalents and restricted cash at end of period	$45,260	$14,576
Cash payments for:
Domestic and foreign income taxes	$3,240	$3,924

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of unvested shares of restricted stock	$1,601	$1,138
Forfeiture of unvested shares of restricted stock	(176)	(54)

inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

inTEST CORPORATION

Revenue by Market

(In thousands)

(Unaudited)

($ in 000s)	Three Months Ended
					Change				Change
	12/31/2023		12/31/2022		$	%	9/30/2023		$	%
Revenue
Semi	$10,743	38.5%	$19,453	60.0%	$(8,710)	-44.8%	$18,476	59.8%	$(7,733)	-41.9%
Industrial	5,911	21.2%	2,179	6.7%	3,732	171.3%	2,456	7.9%	3,455	140.7%
Auto/EV	3,981	14.3%	2,805	8.7%	1,176	41.9%	1,775	5.7%	2,206	124.3%
Life Sciences	878	3.1%	1,006	3.1%	(128)	-12.7%	1,330	4.3%	(452)	-34.0%
Defense/Aerospace	2,416	8.7%	2,176	6.7%	240	11.0%	3,392	11.0%	(976)	-28.8%
Security	819	3.0%	1,002	3.1%	(183)	-18.3%	967	3.1%	(148)	-15.3%
Other	3,136	11.2%	3,784	11.7%	(648)	-17.1%	2,545	8.2%	591	23.2%
	$27,884	100.0%	$32,405	100.0%	$(4,521)	-14.0%	$30,941	100.00%	$(3,057)	-9.9%

($ in 000s)	Years Ended
					Change
	12/31/2023		12/31/2022		$	%
Revenue
Semi	$65,735	53.3%	$68,422	58.6%	$(2,687)	-3.9%
Industrial	14,310	11.6%	10,038	8.6%	4,272	42.6%
Auto/EV	9,895	8.0%	10,776	9.2%	(881)	-8.2%
Life Sciences	4,856	3.9%	4,589	3.9%	267	5.8%
Defense/Aerospace	12,537	10.2%	7,006	6.0%	5,531	78.9%
Security	3,688	3.0%	3,241	2.8%	447	13.8%
Other	12,281	10.0%	12,756	10.9%	(475)	-3.7%
	$123,302	100.0%	$116,828	100.0%	$6,474	5.5%

inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

inTEST CORPORATION

Orders by Market

(In thousands)

(Unaudited)

($ in 000s)	Three Months Ended
					Change				Change
	12/31/2023		12/31/2022		$	%	9/30/2023		$	%
Orders
Semi	$13,295	48.3%	$14,775	47.2%	$(1,480)	-10.0%	$12,935	48.2%	$360	2.8%
Industrial	3,445	12.5%	2,657	8.5%	788	29.7%	1,637	6.1%	1,808	110.4%
Auto/EV	1,822	6.6%	1,660	5.3%	162	9.8%	3,051	11.3%	(1,229)	-40.3%
Life Sciences	877	3.2%	2,027	6.5%	(1,150)	-56.7%	931	3.5%	(54)	-5.8%
Defense/Aerospace	5,161	18.8%	3,364	10.7%	1,797	53.4%	3,032	11.3%	2,129	70.2%
Security	65	0.2%	2,172	6.9%	(2,107)	-97.0%	2,212	8.2%	(2,147)	-97.1%
Other	2,858	10.4%	4,660	14.9%	(1,802)	-38.7%	3,056	11.4%	(198)	-6.5%
	$27,523	100.0%	$31,315	100.0%	$(3,792)	-12.1%	$26,854	100.0%	$669	2.5%

($ in 000s)	Years Ended
					Change
	12/31/2023		12/31/2022		$	%
Orders
Semi	$59,297	50.9%	$73,070	56.5%	$(13,773)	-18.8%
Industrial	14,980	12.8%	10,554	8.1%	4,426	41.9%
Auto/EV	10,193	8.7%	9,899	7.6%	294	3.0%
Life Sciences	4,353	3.7%	5,705	4.4%	(1,352)	-23.7%
Defense/Aerospace	13,386	11.5%	10,261	7.9%	3,125	30.5%
Security	2,945	2.5%	4,386	3.4%	(1,441)	-32.9%
Other	11,478	9.9%	15,701	12.1%	(4,223)	-26.9%
	$116,632	100.0%	$129,576	100.0%	$(12,944)	-10.0%

inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

inTEST CORPORATION

Segment Data

(In thousands)

(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2023	2022	2023	2022
Revenue:
Electronic Test	$8,105	$11,236	$41,016	$40,219
Environmental Technologies	7,623	8,041	30,801	30,172
Process Technologies	12,156	13,128	51,485	46,437
Total Revenue	$27,884	$32,405	$123,302	$116,828
Division operating income:
Electronic Test	$1,702	$3,445	$10,189	$9,931
Environmental Technologies	594	924	3,073	3,817
Process Technologies	2,182	2,466	9,544	8,230
Total division operating income	4,478	6,835	22,806	21,978
Corporate expenses	(2,856)	(2,251)	(10,272)	(8,563)
Acquired intangible amortization	(513)	(552)	(2,095)	(2,694)
Interest expense	(153)	(178)	(679)	(635)
Other income	610	27	1,288	59
Earnings before income tax expense	$1,566	$3,881	$11,048	$10,145

inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

inTEST CORPORATION

Reconciliation of Non-GAAP Financial Measures

(In thousands, except per share and percentage data)
(Unaudited)

Reconciliation of Net Earnings to Adjusted Net Earnings (Non-GAAP) and
Earnings Per Share – Diluted to Adjusted Earnings Per Share – Diluted (Non-GAAP):

	Three Months Ended
	12/31/2023	12/31/2022	9/30/2023

Net earnings	$1,455	$3,244	$2,277
Acquired intangible amortization	513	552	515
Tax adjustments	(58)	(89)	(85)
Adjusted net earnings (Non-GAAP)	$1,910	$3,707	$2,707

Diluted weighted average shares outstanding	12,122	10,928	12,212
Earnings per share – diluted:
Net earnings	$0.12	$0.30	$0.19
Acquired intangible amortization	0.04	0.05	0.04
Tax adjustments	─	(0.01)	(0.01)
Adjusted earnings per share – diluted (Non-GAAP)	$0.16	$0.34	$0.22

	Years Ended
	12/31/2023	12/31/2022

Net earnings	$9,342	$8,461
Acquired intangible amortization	2,095	2,694
Tax adjustments	(324)	(447)
Adjusted net earnings (Non-GAAP)	$11,113	$10,708

Diluted weighted average shares outstanding	11,780	10,863
Earnings per share – diluted:
Net earnings	$0.79	$0.78
Acquired intangible amortization	0.18	0.25
Tax adjustments	(0.03)	(0.04)
Adjusted earnings per share – diluted (Non-GAAP)	$0.94	$0.99

inTEST Reports Record $123.3 Million in Revenue and Net Income of $9.3 Million for Full Year 2023

March 27, 2024

Reconciliation of Net Earnings to Adjusted EBITDA (Non-GAAP) and
Adjusted EBITDA Margin (Non-GAAP):

	Three Months Ended
	12/31/2023	12/31/2022	9/30/2023

Net earnings	$1,455	$3,244	$2,277
Acquired intangible amortization	513	552	515
Net Interest expense (income)	(340)	164	(276)
Income tax expense	111	637	446
Depreciation	255	245	262
Non-cash stock-based compensation	424	414	544
Adjusted EBITDA (Non-GAAP)	$2,418	$5,256	$3,768
Revenue	27,884	32,405	30,941
Net margin	5.2%	10.0%	7.4%
Adjusted EBITDA margin (Non-GAAP)	8.7%	16.2%	12.2%

	Years Ended
	12/31/2023	12/31/2022

Net earnings	$9,342	$8,461
Acquired intangible amortization	2,095	2,694
Net Interest expense (income)	(404)	600
Income tax expense	1,706	1,684
Depreciation	1,021	810
Non-cash stock-based compensation	2,047	1,787
Adjusted EBITDA (Non-GAAP)	$15,807	$16,036
Revenue	123,302	116,828
Net margin	7.6%	7.2%
Adjusted EBITDA margin (Non-GAAP)	12.8%	13.7%

Reconciliation of First Quarter 2024 Estimated Earnings Per Share – Diluted to
Estimated Adjusted Earnings Per Share – Diluted (Non-GAAP):

Q1 2024E

Estimated earnings per share – diluted	$0.06
Estimated acquired intangible amortization	0.05
Estimated tax adjustments	(0.01)
Estimated adjusted earnings per share – diluted (Non-GAAP)	$0.10

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